EXHIBIT 23.2


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report dated February 26, 2002, except for Note 14 as to which the date is March 7, 2002, appearing in the Annual Report on Form 10-KSB of Infinity, Inc. for the nine month transition period ended December 31, 2001 in the following Registration Statements:

Form      SEC File Number   Description               Date of Filing
----      ---------------   -----------               --------------

S-8       33-90878          Stock option plan         March 31, 1995
S-8       333-31950         1999 Stock option plan    March 8, 2000
S-8       333-44898         2000 Stock option plan    August 31, 2000
S-8       333-71590         2001 Stock option plan    October 15, 2001
S-3       333-52742         Selling shareholders      December 26, 2000
S-3       333-69292         8% Convertible notes      December 10, 2001





/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
March 29, 2002